Exhibit 99.1

NEW YORK, NY / ACCESSWIRE / October 29, 2021 / The Glimpse Group, Inc. (NASDAQ:VRAR) (FSE:9DR) (“Glimpse” or the “Company”), a diversified Virtual Reality and Augmented Reality (“VR” and “AR”) platform company providing enterprise-focused VR and AR software & services solutions today announced that it entered into a securities purchase agreement with certain institutional investors to purchase $15.0 million worth of its common stock and warrants in a private placement.

Under the terms of the securities purchase agreement, the Company sold 1,500,000 shares of its common stock and warrants to purchase 750,000 shares of common stock. The warrants have an exercise price of $14.68 per share. The warrants will expire five years from the date they can be exercised. The purchase price for one share of common stock and half a corresponding warrant was $10.00. The gross proceeds to the Company from the registered direct offering are estimated to be approximately $13.7 million after deducting the placement agent’s fees and other estimated offering expenses. The offering is expected to close on or about November 2, 2021, subject to the satisfaction of customary closing conditions.

Lyron Bentovim, President & CEO of Glimpse commented: “The Company was well financed prior to this offering, with over $12.0 million of cash, no material liabilities and a controlled cash burn. The proceeds of this financing, in a structure that is healthy to the company, with a select number institutional investors and at a price that is approximately 43% above our recent July 1, 2021 IPO price, will significantly solidify our financial base while providing sufficient capital for us to effectively pursue many of the significant growth opportunities in front of us.”

EF Hutton, division of Benchmark Investments, LLC, is acting as exclusive placement agent for the offering.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any of the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About The Glimpse Group, Inc.

The Glimpse Group (NASDAQ: VRAR) (FSE: 9DR) is a diversified Virtual and Augmented Reality platform company, comprised of multiple VR and AR software & services companies, and designed with the specific purpose of cultivating companies in the emerging VR/AR industry. Glimpse’s unique business model simplifies challenges faced by VR/AR companies and creates a robust ecosystem, while simultaneously providing investors an opportunity to invest directly into the emerging VR/AR industry via a diversified platform. For more information about The Glimpse Group, please visit www.theglimpsegroup.com

Safe Harbor Statement

This press release does not constitute an offer to sell or a solicitation of offers to buy any securities of any entity. This press release contains certain forward-looking statements based on our current expectations, forecasts and assumptions that involve risks and uncertainties. Forward-looking statements in this release are based on information available to us as of the date hereof. Our actual results may differ materially from those stated or implied in such forward-looking statements, due to risks and uncertainties associated with our business. Forward-looking statements include statements regarding our expectations, beliefs, intentions or strategies regarding the future and can be identified by forward-looking words such as “anticipate,” “believe,”, “view,” “could,” “estimate,” “expect,” “intend,” “may,” “should,” and “would” or similar words. All forecasts are provided by management in this release are based on information available at this time and management expects that internal projections and expectations may change over time. In addition, the forecasts are entirely on management’s best estimate of our future financial performance given our current contracts, current backlog of opportunities and conversations with new and existing customers about our products and services. We assume no obligation to update the information included in this press release, whether as a result of new information, future events or otherwise.

Glimpse Contact:

Maydan Rothblum

CFO & COO

The Glimpse Group, Inc.

917-292-2685

maydan@theglimpsegroup.com

Investor Relations:

Mark Schwalenberg, CFA

Director

MZ Group - North America

312-261-6430

Glimpse@mzgroup.us

www.mzgroup.us